Exhibit 16

SECURITIES AND EXCHANGE COMMISSION

Division of Corporation Finance

100 F Street, N.E., Mail Stop 7010

Washington, D.C. 20549

Re:           APT Systems, Inc. (the “Company”)

Form 8-K, Item 4.02, dated May 16, 2013 (the “Report”)

Gentlemen:

We have reviewed the above referenced Report filed by the Company.  We agree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

Cutler & Co. LLC /s/ Cutler & Co. LLC Denver, Colorado May 16, 2013